Exhibit 99.1

Contact:
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports Fourth Quarter & Fiscal 2011 Results

Milpitas, CA, February 1, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 30, 2011.

GAAP Results of Operations

Net revenue for the fourth quarter of 2011 was $165.8 million, a 14.5% decrease from $194.0 million in the fourth quarter of 2010, and an 11.2% decrease from $186.8 million in the third quarter of 2011. For the year ended December 30, 2011, net revenue was $760.5 million, a decrease of 7.5% compared with net revenue of $822.4 million reported for fiscal 2010.

Intersil’s end market product mix is summarized below:

End Market	Q4 2011 % of Revenue	Q4 2010 % of Revenue	Q3 2011 % of Revenue	FY 2011 % of Revenue	FY 2010 % of Revenue
Industrial	32%	32%	27%	29%	31%
Computing	26%	23%	27%	27%	25%
Consumer	21%	24%	23%	22%	22%
Communications	21%	21%	23%	22%	22%

Gross margin for the fourth quarter of 2011 was 56.7%, compared with gross margin of 58.8% in the same quarter last year, and approximately flat with the third quarter of 2011 at 57.0%.

Operating margin was 5.3% during the fourth quarter. Net income for the fourth quarter of 2011 decreased to $24.1 million, or $0.19 per diluted share, compared with $26.1 million, or $0.21 per diluted share, in the same quarter last year, and increased compared with net income of $7.2 million, or $0.06 per diluted share, in the third quarter of 2011. GAAP net income in the fourth quarter included a $6.5 million loss on the sale of long-term assets, $1.6 million in restructuring expenses and a net $22.9 million income tax benefit, which includes the re-measurement of uncertain tax positions.

For the year ended December 30, 2011, net income was $67.2 million, or $0.53 per diluted share, compared with net income of $26.4 million, or $0.21 per diluted share, in fiscal 2010.

Exhibit 99.1

Non-GAAP Results of Operations

Intersil’s non-GAAP operating income, net income and earnings per share exclude the effects of equity-based compensation, intangible amortization, acquisition charges, certain tax adjustments and one-time costs.

Non-GAAP operating income during the fourth quarter of 2011 was $24.6 million, or 14.8% of revenue. Non-GAAP net income for the fourth quarter of 2011 was $19.8 million, or $0.16 per diluted share. For the year ended December 30, 2011, non-GAAP net income was $112.0 million, or $0.89 per diluted share.

“Orders gradually improved during the fourth quarter, increasing our confidence that a recovery will begin in the near future,” said Dave Bell, President and Chief Executive Officer. “As in previous cycles, inventory and production capacity are well positioned to support our customers once the recovery begins,” said Bell.

At the end of the fourth quarter, Intersil’s cash and short-term investments totaled $410.2 million. Free cash flow was $28.9 million during the fourth quarter and $128.6 million for fiscal 2011. Long term debt was reduced by $78.2 million to $200.0 million during the quarter.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on February 24, 2012 to shareholders of record as of the close of business on February 14, 2012.

First Quarter 2012 Outlook

•	Revenue is expected to be between $152 million and $160 million (-8% to -3% sequentially)

•	R&D expenses are expected to be approximately $47 million ($43 million excluding equity-based compensation)

•	SG&A expenses are expected to be approximately $35 million ($32 million excluding equity-based compensation)

•	Total equity-based compensation is expected to be approximately $7.5 million

•	Amortization of intangibles is expected to be approximately $7.0 million

•	GAAP earnings per diluted share are expected to be between ($0.03) and $0.00

•	Non-GAAP earnings per diluted share (excluding amortization of intangibles, one-time items and equity-based compensation) are expected to be between $0.05 and $0.09

“2011 was a successful year for Intersil as our strategic investments began to produce results. During the year, we increased our leadership in automotive video solutions and we regained market share in computing power management. Our optical sensors continue to lead the market in performance and value, while opportunities for our digital power solutions grew exponentially during the year. Although the industry-wide downturn caused our annual revenue to decline, we managed to keep operating expenses flat to the prior year and we increased free cash flow,” said Bell.

Intersil will discuss its fourth quarter 2011 financial results during its scheduled conference call following the market close on February 1st. To participate in the conference call, please dial (866) 314-5232, and international participants please dial (617) 213-8052, using the password 80184650 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com. A copy of the presentation accompanying the conference call is also available on Intersil’s website.

A replay of the call will be available for two weeks following the conference call on Intersil’s website, or may be accessed by dialing (888) 286-8010, international dial (617) 801-6888, using the password 44475892.

Exhibit 99.1
About Intersil
Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the communications, computing, high-end consumer and industrial electronics markets. For more information about Intersil or to find out how to become a member of our winning team, visit the Company's web site and career page at www.intersil.com.

About Non-GAAP Financial Results
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliations of such measures in the tables on page eight at the end of this release.  Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of Intersil’s recurring core business operating results. During the quarter ended July 1, 2011, we revised current quarter and historical presentation of non-GAAP financial information to exclude equity-based compensation in addition to previously excluded intangible amortization, acquisition charges, certain tax adjustments and one-time costs.  Management feels this change aligns our non-GAAP presentation with that of our closest peers and increases comparability of our results with published earnings estimates widely available on the Internet.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Dec. 30,	Dec. 31,	Sep. 30,	Dec. 30,	Dec. 31,
	2011	2010	2011	2011	2010
	Q4 2011	Q4 2010	Q3 2011	YTD	YTD

Net revenue	$165.8	$194.0	$186.8	$760.5	$822.4
Cost of revenue	71.8	79.9	80.2	323.2	344.1
Gross profit	94.0	114.1	106.6	437.3	478.3
Gross margin	56.7%	58.8%	57.0%	57.5%	58.2%
Expenses
Research and development	42.3	46.9	45.7	185.5	183.3
Selling, general and administrative	34.6	37.0	34.3	139.9	137.5
Amortization of purchased intangibles	6.7	7.3	6.5	26.8	27.7
Restructuring-related costs	1.6	-	-	4.1	-
Acquisition-related costs	-	0.1	-	0.3	8.0
Operating income	8.8	22.8	20.1	80.7	121.8
Gain (loss) on deferred comp investments	0.4	0.6	(1.1)	(0.5)	0.9
Other-than-temporary impairment	-	-	-	-	(1.1)
Loss on sale of investments	(6.5)	-	-	(6.5)	(0.1)
Interest income	0.5	0.8	0.7	2.7	3.1
Loss on extinguishment of debt	-	-	(8.4)	(8.4)	-
Interest expense and fees	(2.0)	(5.3)	(3.8)	(14.5)	(12.8)
Income before income taxes	1.2	18.9	7.5	53.5	111.8
Income tax (benefit) expense	(22.9)	(7.2)	0.3	(13.7)	85.4
Net income	$24.1	$26.1	$7.2	$67.2	$26.4

Earnings per share:
Basic	$0.19	$0.21	$0.06	$0.53	$0.21
Diluted	$0.19	$0.21	$0.06	$0.53	$0.21

Weighted average shares outstanding:
Basic	126.5	124.4	125.9	125.7	123.8
Diluted	126.8	124.7	126.0	126.0	124.6

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Dec. 30,	Dec. 31,
	2011	2010
Assets
Current assets:
Cash and short-term investments	$410.2	$383.0
Trade receivables, net	64.9	88.7
Inventories	97.9	102.0
Prepaid expenses and other current assets	16.1	17.1
Income taxes receivable	-	3.6
Deferred income taxes	47.0	19.2
Total current assets	636.1	613.6
Non-current assets:
Property, plant and equipment, net	91.0	103.5
Purchased intangibles, net	112.2	139.0
Goodwill	565.4	565.1
Deferred income taxes	73.8	93.9
Long-term investments	4.8	69.3
Other	85.9	88.1
Total non-current assets	933.1	1,058.9
Total assets	$1,569.2	$1,672.5

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$27.9	$40.7
Deferred net revenue	8.6	13.0
Income taxes payable	60.6	-
Other accrued items	69.0	96.6
Total current liabilities	166.1	150.3
Non-current liabilities:
Long-term debt	200.0	275.0
Income taxes payable	93.8	166.8
Other non-current liabilities	28.6	36.2
Total non-current liabilities	322.4	478.0
Total shareholders' equity	1,080.7	1,044.2
Total liabilities and shareholders' equity	$1,569.2	$1,672.5

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended			Year Ended
	Dec. 30,	Dec. 31,	Sep. 30,	Dec. 30,	Dec. 31,
	2011	2010	2011	2011	2010
	Q4 2011	Q4 2010	Q3 2011	YTD	YTD
Operating activities:
Net income	$24.1	$26.1	$7.2	$67.2	$26.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5.1	5.5	5.8	22.1	21.0
Amortization of purchased intangibles	6.7	7.3	6.5	26.8	27.7
Equity-based compensation	6.9	9.4	7.1	30.3	32.7
Provision for inventory obsolescence	2.1	1.1	1.4	7.8	3.5
Settlement of interest rate swap	-	-	(3.0)	(3.1)	-
Investment losses and impairments	6.5	-	-	6.5	1.2
Loss on extinguishment of debt	-	-	8.4	8.4	-
Other	(4.2)	(2.3)	-	(4.3)	(2.4)
Deferred income taxes	(14.1)	5.3	0.1	(10.1)	(45.7)
Net changes in operating assets and liabilities	(3.2)	(18.6)	(5.2)	(13.5)	78.6
Net cash provided by operating activities	29.9	33.8	28.3	138.3	143.0

Investing activities:
Purchases of investments	(2.5)	-	(4.8)	(36.3)	(10.8)
Proceeds from sales, calls and maturities of investments	56.9	-	-	67.0	95.5
Cash paid for acquired businesses, net of acquired cash	-	0.1	-	-	(405.4)
Net capital expenditures	(1.0)	(7.2)	(3.5)	(9.7)	(20.5)
Net cash provided by (used in) investing activities	53.4	(7.1)	(8.2)	21.0	(341.2)

Financing activities:
Proceeds and tax benefit from equity-based awards	0.1	0.1	3.0	4.4	6.6
Proceeds from issuance of long-term debt	-	-	278.2	278.2	300.0
Fees on credit facilities	(0.1)	-	(3.2)	(3.2)	(11.9)
Repayments of long-term debt	(78.2)	(0.8)	(278.2)	(376.7)	(1.5)
Dividends paid	(15.3)	(15.1)	(15.3)	(61.5)	(60.1)
Net cash used in financing activities	(93.5)	(15.8)	(15.5)	(158.8)	233.1

Effect of exchange rates on cash and cash equivalents	(0.4)	1.7	(0.7)	0.2	0.5

Net (decrease) increase in cash and cash equivalents	(10.6)	12.6	3.9	0.7	35.3

Cash and equivalents as of the beginning of the period	394.3	370.4	390.4	383.0	347.7

Cash and equivalents as of the end of the period	$383.7	$383.0	$394.3	$383.7	$383.0

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions)

	Quarter Ended			Year Ended
	Dec. 30,	Dec. 31,	Sep. 30,	Dec. 30,	Dec. 31,
	2011	2010	2011	2011	2010
	Q4 2011	Q4 2010	Q3 2011	YTD	YTD
EBITDA:
Operating income	$8.8	$22.8	$20.1	$80.7	$121.8
Depreciation	5.1	5.5	5.8	22.1	21.0
Amortization of purchased intangibles	6.7	7.3	6.5	26.8	27.7
Equity-based compensation	6.9	9.4	7.1	30.3	32.7
EBITDA	$27.5	$45.0	$39.5	$159.9	$203.2

Equity-based compensation expense by classification:
Cost of revenue	$0.4	$0.5	$0.4	$1.9	$2.1
Research and development	3.2	4.8	3.7	16.2	16.0
Selling, general and administrative	3.3	4.1	3.0	12.2	14.6

Six-month backlog	$134.8	$166.3	$141.3	$134.8	$166.3

Revenue by end market:
Industrial	$52.5	$61.7	$50.3	$223.7	$252.1
Computing	43.5	45.2	50.5	205.3	208.6
Consumer	35.3	46.5	43.3	166.6	182.0
Communications	34.5	40.6	42.7	164.9	179.7
Total revenue	$165.8	$194.0	$186.8	$760.5	$822.4

Free cash flow:
Cash flow from operations	$29.9	$33.8	$28.3	$138.3	$143.0
Net capital expenditures	1.0	7.2	3.5	9.7	20.5
Free cash flow:	$28.9	$26.6	$24.8	$128.6	$122.5

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Dec. 30,	Dec. 31,	Sep. 30,	Dec. 30,	Dec. 31,
	2011	2010	2011	2011	2010
	Q4 2011	Q4 2010	Q3 2011	YTD	YTD
Non-GAAP operating income:
GAAP operating income	$8.8	$22.8	$20.1	$80.7	$121.8
Restructuring-related costs	1.6	-	-	4.1	-
Acquisition-related costs	-	0.1	-	0.3	8.0
Deferred compensation (benefit) expense	0.6	0.7	(1.0)	(0.1)	1.1
Equity-based compensation	6.9	9.4	7.1	30.3	32.7
Amortization of purchased intangibles	6.7	7.3	6.5	26.8	27.7
Non-GAAP operating income:	$24.6	$40.3	$32.7	$142.1	$191.4

Revenue	$165.8	$194.0	$186.8	$760.5	$822.4

Non-GAAP Operating Margin
GAAP operating margin	5.3%	11.7%	10.8%	10.6%	14.8%
Excluded items as a percent of revenue	9.5%	9.1%	6.7%	8.1%	8.5%
Non-GAAP operating margin	14.8%	20.8%	17.5%	18.7%	23.3%

Non-GAAP net income:
GAAP net income	$24.1	$26.1	$7.2	$67.2	$26.4
Tax adjustments from non-cash and discrete items	(26.0)	(12.0)	(3.4)	(31.6)	60.6
Restructuring-related costs	1.6	-	-	4.1	-
Investment losses and impairments	6.5	-	-	6.5	1.2
Loss on extinguishment of debt	-	-	8.4	8.4	-
Acquisition-related costs	-	0.1	-	0.3	8.0
Equity-based compensation	6.9	9.4	7.1	30.3	32.7
Amortization of purchased intangibles	6.7	7.3	6.5	26.8	27.7
Non-GAAP net income	$19.8	$30.9	$25.8	$112.0	$156.6

Diluted shares outstanding	126.8	124.7	126.0	126.0	124.6

Non-GAAP earnings per share
GAAP earnings per share	$0.19	$0.21	$0.06	$0.53	$0.21
Excluded items per share impact	(0.03)	0.04	0.14	0.36	1.05
Non-GAAP earnings per share	$0.16	$0.25	$0.20	$0.89	$1.26

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses, losses on extinguishment of debt and investments, equity-based compensation, amortization of purchased intangibles and related tax benefits. Prior periods have been adjusted to reflect the current period presentation, which excludes equity-based compensation.

Note: Totals and percentages may not add or calculate precisely due to rounding.